Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-255586, 333-250985, 333-256911, 333-258143, 333-279860, and 333-280033) and Form S-8 (Nos. 333-276201, 333-284256, 333-280709, and 333-277971) of LifeMD, Inc. of our report dated March 10, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
New York, New York
March 10, 2026